                                                                   Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the eToys Inc. 1999 Employee Stock Purchase Plan, the eToys Inc. 1999 Directors Stock Option Plan, the eToys Inc. 1999 Stock Option Plan, the eToys Inc. 1997 Stock Option Plan and the BabyCenter, Inc. 1997 Stock Option Plan in the related Prospectuses of our report dated April 30, 1999, with respect to the financial statements of BabyCenter, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.





                                       /s/ Ernst & Young LLP



Los Angeles, California
June 1, 2000